Exhibit 10.96

* Confidential treatment requested

December 23, 2002

Mr. Steve Majeras
E-Loan, Inc.
5875 Arnold Road
Dublin, CA 94568

Dear Mr. Majeras,

Subject: Letter of Agreement

CitiMortgage, Inc. ("CMI") agrees to offer E-Loan, Inc. ("Correspondent") the following pricing arrangement as a Letter of Agreement, in accordance with the terms, conditions, requirements, procedures, representations and warranties set forth in the CMI Correspondent Agreement (form 200), The CMI Select and the CMI Correspondent Manual and all amendments, bulletins, program requirements and supplements to such Manual.

I. Commitment Terms:

All loans Registered and Rate Locked by Correspondent during the Effective Term of January 1, 2003 through March 31, 2003 will be eligible for the appropriate price enhancement applicable to the specific product described in this agreement. The signed letter must be returned within five (5) business days of the agreement date.

II. Volume:

Correspondent agrees to sell CMI a minimum of [ ** ] on a monthly basis during the Effective Term of this Letter of Agreement. In the event Correspondent is unable to satisfy the terms of this agreement, CMI reserves the right to re-negotiate or cancel the terms of the Letter of Agreement at any time during the Effective Term.

III. Product:

Listed below are the eligible products and their price enhancement over the posted CMI price in effect at the time of Rate Lock and/or the negotiated service released premium (SRP):

Best Effort Flow:

Conforming Conventional Fixed Rate 30 Year Servicing Released Premium	[ ** ]

CMI Select: paid on eligible product locked through the CMI Select Desk (AOT/Direct/Block Commitment)

Conforming Conventional Fixed Rate 30 Year Servicing Released Premium	[ ** ]

Conforming Conventional Fixed Rate 15 Year Servicing Released Premium	[ ** ]

Conventional ARMs (All Products) Price Enhancement	[ ** ]

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Special Conditions:

  All Conforming Conventional Fixed Rate registered with CitiMortgage, Inc. between October 4, 2002 and December 23, 2002, and not purchased prior to December 23, 2002, will be eligible for:

Conforming Conventional Fixed Rate 30 Year Servicing Released Premium	[ ** ]

Conforming Conventional Fixed Rate 15 Year Servicing Released Premium	[ ** ]

  All Non-Conforming Fixed Rate and Conventional ARM Product (Non-Conforming and Conforming) registered with CitiMortgage, Inc. between October 4, 2002 and December 31, 2002, and not purchased prior to December 23, 2002, will be eligible for:

Non-Conforming Fixed Rate and Conventional ARM, (All Products) Price Enhancement	[ ** ]

IV. Minimum Delivery Characteristics:

It is agreed that Correspondent will deliver a monthly minimum of the following product to CMI during the Effective Term of this Letter of Agreement:

Conventional ARMS (All Products)	[ ** ]
Average Balance	[ ** ]

Conforming Conventional Fixed Rate	[ ** ]
Average Balance	[ ** ]
Geographic Mix	[ ** ]

V. Fees and Adjustments:

Standard fees and adjustments will apply as documented in the CMI Correspondent Manual or incorporated by reference in subsequent Correspondent Updates.

Note: All other Price/Rate Adjustments from our standard daily pricing will apply unless otherwise modified above.

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VI. Other Conditions:

All covenants, representations, warranties, terms and conditions of the Letter of Agreement and the CMI Correspondent Manual remain in full force and effect.

Correspondent hereby agrees that it makes all representations, warranties, and covenants set forth in the CMI Correspondent Manual and Program Documents with respect to each Mortgage Loan as of the respective purchase date by CMI.

This Letter of Agreement is confidential and intended solely for the use of the named Correspondent.

The terms and conditions of this Letter of Agreement are valid if signed and returned by an authorized officer of Correspondent to CMI within five (5) business days of the agreement date. Signed letter should be returned in the enclosed envelope to:

CitiMortgage, Inc.
Attn: Dana Best MS 800
13736 Riverport Drive Suite 800
Maryland Heights, MO 63043
(314) 264-1048

We at CitiMortgage wish to extend our gratitude and appreciation for selecting Citimortgage as your investor. We look forward to expanding and enhancing our business relationship E-Loan, Inc.

Sincerely,
/s/ Len Israel Director of Correspondent Lending	/s/ David G. Henry Director of Wholesale Pricing
E-Loan, Inc ("Correspondent")
By: _______/s/ Name: Steven M. Majerus Title: SVP Capital Markets Date: 12/30/02 cc: Dennis Brodecker, Division Manager

* Confidential treatment requested